CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255401 on Form S-6 of our report dated May 27, 2021, relating to the financial statement of FT 9391, comprising ETF Growth and Income May '21 (ETF Growth and Income Portfolio, May 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 27, 2021